UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):August 25, 2011
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events.
     As previously disclosed, Cumulus Media Inc. (the “Company”) entered into that certain Agreement and Plan of Merger, dated as of March 9, 2011 (the “Merger Agreement”), by and among the Company, Cumulus Media Holdings Inc. (f/k/a Cadet Holding Corporation), Cadet Merger Corporation (“Merger Sub”) and Citadel Broadcasting Corporation (“Citadel”). On August 5, 2011, the Company’s Registration Statement on Form S-4 (File No. 333-175477) (the “Registration Statement”) relating to the pending acquisition of Citadel pursuant to the Merger Agreement was declared effective by the Securities and Exchange Commission (the “SEC”). Commencing on or about August 8, 2011 the Company’s and Citadel’s joint Information Statement/Proxy Statement/Prospectus, included as part of the Registration Statement, was first mailed to the stockholders of the Company and of Citadel.
     This current report on Form 8-K is being filed to provide an update to certain information contained in the joint Information Statement/Proxy Statement/Prospectus regarding the procedures for Citadel’s stockholders and warrant holders to make cash and stock elections, and regarding certain other procedures applicable to holders (“Warrantholders”) of warrants to purchase shares of Citadel common stock (“Warrants”).
Cash and Stock Elections
     On August 10, 2011, the Company commenced the distribution of the Letter of Election and Transmittal (for shares of Citadel common stock) and the Letter of Election (for Warrants) (collectively, the “Election Forms”) to all holders of Citadel common stock and Warrants (collectively, “Citadel Securityholders”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Citadel (the “Merger”), and each share of common stock of Citadel outstanding immediately prior to the Merger will be converted (and each Warrant will be adjusted) into the right to receive (i) $37.00 in cash (the “Cash Consideration”), or (ii) 8.525 shares of common stock of the Company (the “Stock Consideration”), or (iii) a combination of cash and common stock of the Company (“Mixed Consideration”), in each case subject to proration. In accordance with the Merger Agreement, each Citadel Securityholder that validly surrenders its shares of Citadel common stock or Warrants prior to the Election Deadline (as defined below), has the opportunity to elect to receive cash or stock, or a combination thereof, in exchange for its shares of Citadel common stock or Warrants.
     As stated in the applicable Election Form, Citadel Securityholders who hold their securities in their own name must submit their Election Forms to U.S. Bank National Association, as the exchange agent for the Merger (the “Exchange Agent”), in accordance with the instructions set forth on the front cover of the applicable Election Form. Citadel Securityholders who hold their securities in “street name” through a broker must make their elections in accordance with the instructions they receive from their broker.
     Citadel Securityholders who hold securities in their own name should properly complete, sign and deliver the applicable Election Form to the Exchange Agent by the election deadline, which is 5:00 p.m., New York City time, on September 9, 2011, unless extended (such date and time, as it may be extended, the “Election Deadline”). Citadel Securityholders who hold securities in “street name” through a broker must make their election in accordance with the instructions they receive from their broker. All currently outstanding shares of Citadel common stock and Warrants are held in book entry form through a direct registration system maintained by Citadel’s transfer agent for its common stock and by Citadel’s warrant agent for the warrants. Consequently, there will not be any guaranteed delivery procedures offered with respect to the applicable Election Form, and notices of guaranteed delivery are not being provided to Citadel Securityholders.
     For information relating to the Election Forms, Citadel Securityholders may contact the Exchange Agent at: escrowexchangepayments@usbank.com, or call 651-495-4738.
     In addition, questions or requests for assistance, or requests for additional copies of the Election Forms, may be directed to Georgeson, Inc., which is acting as Information Agent for the Company in connection with the Merger, at the following telephone numbers:
Stockholders call toll-free: 888-624-7035
Banks and brokers call: 212-440-9800

Warrants to Purchase Shares of Citadel Common Stock
     Pursuant to the terms of the Merger Agreement, Warrantholders have the opportunity to elect to have their Warrants adjusted into the right to receive, upon completion of the Merger and exercise of their Warrants, (i) the Cash Consideration, (ii) the Stock Consideration or (iii) Mixed Consideration, in each case subject to proration. As described in the joint Information Statement/Proxy Statement/Prospectus, under the Merger Agreement there are limits on the total amount of Stock Consideration and Cash Consideration, respectively, that Warrantholders will be entitled to receive under the adjusted terms of the Warrants. If the total Cash Consideration or Stock Consideration would exceed the respective limits, the Warrantholders who made valid elections will receive Mixed Consideration as described, and subject to the proration procedures, in the Merger Agreement. Consequently, there is no guarantee that a Warrantholder’s Warrants will be adjusted into the right to receive, upon exercise, the Stock Consideration for all of such Warrantholder’s Warrants, even if such Warrantholder makes a valid stock election. Likewise, there is no guarantee that a Warrantholder’s Warrants will be adjusted into the right to receive, upon exercise, Cash Consideration for all of such Warrantholder’s Warrants, even if such Warrantholder makes a valid cash election.
     Pursuant to the terms of the Merger Agreement, any Warrants for which a Warrantholder does not make a valid election by the Election Deadline will be adjusted into the right to receive consideration in such form of Cumulus shares and/or cash as was subject to pro-ration in accordance with the terms of the Merger Agreement due to the valid elections of the holders of Citadel shares and Warrants, or, if no provations are required, as was elected by the holders of a majority of Citadel shares and Warrants for which an election was validly made (or deemed made). As a result, the Warrants may be adjusted into the right to receive Stock Consideration, Cash Consideration or Mixed Consideration consistent with the proration procedures contained in the Merger Agreement, whether or not the Warrantholder has made a valid election with respect to its Warrants.
     In accordance with the terms of the Warrant Agreement, dated as of June 3, 2010, between Citadel and Mellon Investor Services LLC, as warrant agent, which governs the terms of the Warrants, upon the effective time of the Merger, all Warrants that have not been previously exercised will, as of such effective time, be deemed to have been surrendered for cancellation, and the Company will cause any Cash Consideration (less any applicable exercise price with respect thereto under the terms of the Warrant Agreement, and applicable tax withholding amounts, if any) which Warrantholders are entitled to receive pursuant to the adjusted terms of the Warrants to be paid to Warrantholders as promptly as practicable following the effective time of the Merger. In addition, the Company will issue, or cause to be issued, to any Warrantholders that are entitled to receive Stock Consideration, warrants to purchase shares of the Company’s Class A common stock or Class B common stock, which warrants shall be exercisable at any time prior to June 3, 2030 at an exercise price of $0.01 per share, in accordance with the terms of a warrant agreement to be entered into by the Company and an applicable warrant agent as of the effective time of the Merger.
     Warrantholders who hold their securities in their own name should properly complete, sign and deliver the Letter of Election to the Exchange Agent by the Election Deadline, and Warrantholders who hold their securities in “street name” through a broker must make their election in accordance with the instructions they receive from their broker. Additional information regarding actions under the Warrant Agreement with respect to the surrender of Warrants, and the related payment of Cash Consideration and issuance of new warrants for the Stock Consideration, will be provided pursuant to the Warrant Agreement. Warrantholders should direct any questions or requests for assistance to the Information Agent at the telephone numbers listed hereinabove.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: August 25, 2011